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                                                                   EXHIBIT 21.1



                      PERCEPTRONICS INC., AND SUBSIDIARY
                           STATEMENT RE: SUBSIDIARY




Perc. Israel Ltd.,
Shaul Hamelech 35
P.O.Box 33579
Tel Aviv, Israel 62354